Exhibit 99.1

OceanFirst Financial Corp. Announces Agreement to Acquire

Colonial American Bank as OceanFirst Continues

Strategic Growth in Central Jersey Market

FOR IMMEDIATE RELEASE

Toms River, NJ, February 25, 2015 – OceanFirst Financial Corp. (“OceanFirst”) (NASDAQ: OCFC), headquartered in Toms River, New Jersey, and Colonial American Bank (“Colonial”) (OTCQB: CBKX), headquartered in Middletown, New Jersey, announced today that they have entered into a definitive agreement and plan of merger pursuant to which Colonial will merge into OceanFirst Bank, a wholly-owned subsidiary of OceanFirst Financial Corp. in an all-stock transaction valued at approximately $11.3 million.

Colonial currently operates two full-service banking centers in Middletown and Shrewsbury, New Jersey with total assets of $144 million, including $127 million in total loans and total deposits of $129 million as of December 31, 2014. The combined institution will have $2.5 billion in assets, $1.8 billion in loans and $1.8 billion in deposits, with 25 branches serving the central New Jersey market.

Key Acquisition and Financial Impact Highlights:

•	In-market extension of OceanFirst’s branch franchise into the demographically attractive markets of Middletown and Shrewsbury (both market areas have median household incomes of over $95,000).

•	Estimated to be 2.5% accretive to OceanFirst’s EPS in 2016.

•	Negligible tangible book value dilution projected at closing (approximately $0.01) with a projected earnback period of less than 2 years.

•	The purchase price equates to 116% of tangible book value and a 2.0% core deposit premium before adjusting for the net realizable value of Colonial’s deferred tax asset. After adjustment to reflect the realizable value of Colonial’s deferred tax asset, the purchase price equates to 96% of tangible book value and a -0.6% core deposit premium.

“We are pleased to announce the acquisition of Colonial American Bank. This transaction presents a unique opportunity to complement our existing Red Bank Financial Solutions Center by adding locations in Middletown and Shrewsbury to strengthen our presence in Monmouth County,” said Christopher D. Maher, President and Chief Executive Officer of OceanFirst Financial Corp.

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com

Mr. Maher further commented, “Additionally, Colonial’s commercial lending business offers enhanced loan portfolio diversification and the opportunity to expand these commercial banking relationships by providing wealth management solutions and residential loan services. We welcome Colonial’s customers and employees to OceanFirst.”

Anthony Giordano III, President and Chief Executive Officer of Colonial, echoed those comments stating, “Given our compatible cultures with similar community orientation and customer focus, we believe OceanFirst is an ideal partner.”

Mr. Giordano also remarked, “Our partnership with OceanFirst will provide our stockholders with enhanced liquidity and a strong dividend for their stock and greater ability to deliver the dedicated, personalized service that our customers are accustomed to, along with an expanded range of financial products and services of a larger institution. We believe that our stockholders and customers will benefit from this transaction and we are extremely excited to partner with OceanFirst.”

Under the terms of the agreement, each outstanding share of Colonial common stock will be exchanged for 0.3736 shares of OceanFirst common stock, subject to possible adjustment as provided in the agreement. The transaction has been unanimously approved by the Boards of Directors of both OceanFirst and Colonial and is expected to close before year-end 2015, subject to certain conditions, including the approval by Colonial’s stockholders and customary regulatory approvals.

Sterne, Agee & Leach, Inc. served as financial advisor to OceanFirst and rendered a fairness opinion in connection with the transaction. Windels, Marx, Lane & Mittendorf, LLP is serving as legal counsel to OceanFirst. Sandler O’Neill & Partners, L.P served as financial advisor to Colonial and rendered a fairness opinion. Giordano, Halleran & Ciesla, P.C. is serving as legal counsel to Colonial.

About OceanFirst Financial Corp.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a community bank with $2.4 billion in assets and twenty-three branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank delivers commercial and residential financing solutions, wealth management, and deposit services throughout the central New Jersey region and is the largest and oldest financial institution headquartered in Ocean County, New Jersey.

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com

About Colonial American Bank

Colonial American Bank is a state chartered bank, which was originally incorporated on September 1, 2006 under the laws of the Commonwealth of Pennsylvania and commenced operations on February 9, 2007. On March 29, 2013, Colonial converted to a New Jersey state chartered commercial bank. Colonial is insured by the Federal Deposit Insurance Corporation (“FDIC”). Colonial maintains its principle branch office in Middletown, New Jersey and provides services primarily in Monmouth County, New Jersey and its surroundings counties.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements may include: management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, stockholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Neither OceanFirst nor Colonial assume any duty and do not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that OceanFirst or Colonial anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual report on Form 10-K as well as the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, OceanFirst’s and Colonial’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, stockholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues. For any forward-looking statements made in this press release or in any documents, OceanFirst and Colonial claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com

Additional Information about the Transaction

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities. OceanFirst will be filing a registration statement on Form S-4 containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC. Colonial stockholders and investors are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about OceanFirst, Colonial, and the proposed merger. When available, copies of the proxy statement/prospectus will be mailed to Colonial stockholders and also may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Colonial American Bank, 1405 Route 35 North, Middletown, NJ 07748, Att: Anthony Giordano III, President and Chief Executive Officer.

Contacts:

For OceanFirst Financial Corp.:

Christopher D. Maher, 732-240-4500

President and Chief Executive Officer

or

For Colonial American Bank:

Anthony Giordano III, 732-784-6794

President and Chief Executive Officer

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com